INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of IQ Biometrix, Inc., on Form SB-2, as amended, of our report dated September 30, 2003 appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ Malone & Bailey, PLLC
Houston, Texas
February 6, 2004